CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTING FIRM

To the Board of Directors
Rand Logistics, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 12, 2006, accompanying the financial statements and schedules included on the Form 10-KSB/A of Rand Logistics, Inc. for the three month period ended March 31, 2006. We further consent to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP


/s/ GRANT THORNTON LLP

Hamilton, Canada
May 24, 2007